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                                 Exhibit 7(d)



     (d) FORM OF APPLICATION SUPPLEMENT FOR DEAN WITTER POLICY (33113)
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[PARAGON
 LIFE INSURANCE
 COMPANY LOGO HERE]

                             APPLICATION SUPPLEMENT
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1. Proposed Insured
                      ----------------------------------------------------------
                              Last         First          MI            Maiden
2. Date of Birth    /       /             3.  Sex:    [_]  Male    [_]  Female
                 -------------------------

4. Applicant (if other than proposed insured)
                                              ----------------------------------
                                                  Last         First         MI

5. Owner                      6. Owner Social Security Number    -       -
        ------------------                                    ------------------


7. Net Premium Allocation (0 or minimum of 10%. Percentages must be in whole numbers total 100%; Default is 100% Money Market Portfolio):

    [_]   Money Market Portfolio.....................................  ________%

    [_]   Quality Income Plus Portfolio..............................  ________%

    [_]   High Yield Portfolio.......................................  ________%

    [_]   Utilities Portfolio........................................  ________%

    [_]   Income Builder Portfolio...................................  ________%

    [_]   Dividend Growth Portfolio..................................  ________%

    [_]   Capital Growth Portfolio...................................  ________%

    [_]   Global Dividend Growth Portfolio...........................  ________%

    [_]   European Growth Portfolio..................................  ________%

    [_]   Pacific Growth Portfolio...................................  ________%

    [_]   Equity Portfolio...........................................  ________%

    [_]   Competitive Edge "Best ideas" Portfolio....................  ________%

    [_]   Strategist Portfolio.......................................  ________%

  8.  Suitability Information:

      a. Have you received a prospectus for the policy/certificate applied for? Yes [_] No [_]

                 Date of Prospectus:     /             /
                                   ------------------------
                 Date of any supplement:     /             /
                                        -----------------------
      b. Do you understand that:

           (i) the death benefit and cash surrender value will increase or decrease depending on investment experience, and
           (ii)  there is no guaranteed cash surrender value or minimum death
                 benefit?   [_] Yes   [_] No

      c Do you believe that the policy/certificate applied for meets your insurance objectives and your anticipated financial needs?
         Yes [_]  No [_]

  9. Signatures:  Dated at                                        on
                          ---------------------------------------   -----------------------------------------
                             City,           State              Month             Day             Year

---------------------------------     --------------------------------------------     -----------------------------------------
Proposed Insured                      Owner (if other than Applicant)                 Applicant (if other than Proposed Insured)


This is a part of the application and will be part of the policy/certificate, if one is issued.
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                                      1a